Exhibit 4.3

FIRST AMENDMENT TO SUBORDINATION AND INTERCREDITOR AGREEMENT

This FIRST AMENDMENT TO SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Amendment”) is dated as of April 14, 2003 and made by and among Wynnchurch Capital Partners, L.P. (“Wynnchurch Capital”), Wynnchurch Capital Partners Canada, L.P. (“Wynnchurch Canada”), Wynnchurch Capital, Ltd., Alternative Resources Corporation (“ARC”), ARC Service, Inc.(“Service”), ARC Solutions, Inc. (“Solutions”), ARC Midholding, Inc. (“Midholding”), Writers Inc. (“Writers”), ARC Technology Management LLC (“ARC Technology”), ARC Staffing Management LLC (“ARC Staffing”), ARC Shared Services LLC (“ARC Shared Services”), and Fleet Capital Corporation (the “FCC”).  Wynnchurch Capital and Wynnchurch Canada are from time to time collectively referred to herein as “Wynnchurch”.  ARC, Service, Solutions, Midholding, Writers, ARC Technology, ARC Staffing and ARC Shared Services are from time to time collectively referred to herein as the “Borrowers”)

WHEREAS, the Borrowers and FCC are parties to a Credit and Security Agreement dated as of January 31, 2002, as amended by that certain First Amendment to Credit Agreement and Waiver dated as of August 8, 2002, that certain Second Amendment to Credit Agreement dated as of August 30, 2002, that certain Third Amendment to Credit Agreement dated as of November 14, 2002, that certain Waiver, Joinder and Fourth Amendment to Credit Agreement dated as of December 27, 2002 (the “Fourth Amendment”), and that certain Fifth Amendment to Credit Agreement and Waiver dated as of the date hereof (the “Fifth Amendment”)(as so amended, the “Credit Agreement”);

WHEREAS, Wynnchurch, ARC, Service, Solutions, Midholding, Writers, and FCC are parties to that certain Subordination and Intercreditor Agreement dated as of January 31, 2002 (the “Subordination Agreement”);

WHEREAS, pursuant to the Fourth Amendment, ARC Technology, ARC Staffing, and ARC Shared Services became “Borrowers” under the Credit Agreement, the Subordination Agreement, and the other Loan Documents (as defined in the Credit Agreement);

WHEREAS, pursuant to the Fifth Amendment, the Borrowers and FCC amended the Credit Agreement, among other things, to make provision for the issuance and repayment of certain additional Senior Subordinated Secured Convertible Promissory Notes of ARC which may be issued to Wynnchurch and/or Wynnchurch Capital, Ltd., as consideration for payments made by Wynnchurch pursuant to a Guaranty dated as of the date hereof made by Wynnchurch for the benefit of FCC (the “New Wynnchurch Subordinated Notes”),

WHEREAS, Wynnchurch, the Borrowers and the Lender desire to amend the Subordination Agreement to reflect the addition of ARC Technology, ARC Staffing and ARC Shared Services as Borrowers under the Credit Agreement, to reflect the terms of the Credit Agreement relating to the issuance and repayment of the New Wynnchurch Subordinated Notes, and to add Wynnchurch Capital, Ltd., as a “Subordinated Creditor” thereunder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.                                       Capitalized Terms.

Capitalized terms used herein which are defined in the Subordination Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2.                                       Amendments.

(a)                                  Amendments to Section 1 of the Subordination Agreement.

(i)                                     The definition of “Borrowers” contained in Section 1.1 of the Subordination Agreement is hereby deleted in its entirety and replaced with the following new definition:

“‘Borrowers’ means, collectively, ARC, Service, Solutions, Midholding, Writers, ARC Technology Management LLC, ARC Staffing Management LLC, and ARC Shared Services LLC, together with their respective successors and assigns and any additional subsidiaries of any of the foregoing that become “Borrowers” under the Senior Credit Agreement or guarantors of the obligations of the Borrowers under the Senior Credit Agreement.”

(ii)                                  The definition of “Subordinated Creditor” contained in Section 1.11 of the Subordination Agreement is hereby deleted in its entirety and replaced with the following new definition:

“‘Subordinated Creditors’ means Wynnchurch Capital, Wynnchurch Canada, and Wynnchurch Capital, Ltd., together with their successors, assigns and affiliates, and any other holder from time to time of all or any portion of the Subordinated Obligations.”

(iii)                               The definition of “Subordinated Note and Warrant Documents” contained in Section 1.12 of the Subordination Agreement is hereby deleted in its entirety and replaced with the following new defintion:

“‘Subordinated Note and Warrant Documents’ means, collectively, the Securities Purchase Agreement dated as of January 31, 2002 by and between ARC and Wynnchurch, the Subordinated Notes, the New Subordinated Notes, the Guaranty, the Stock Purchase Warrants issued by ARC in favor of Wynnchurch and all other instruments, agreements and documents executed or delivered by ARC or any of the other Borrowers to Wynnchurch in connection with the foregoing, as the same may be assigned or transferred to one or more Subordinated Creditors.”

(iv)                              The following definition of “New Subordinated Notes” is hereby inserted as a new Section 1.15 of the Subordination Agreement:

“‘New Subordinated Notes’ means any Senior Subordinated Secured Convertible Promissory Notes, substantially in the form of the Subordinated Notes, that may be issued by ARC to Wynnchurch and/or Wynnchurch Capital, Ltd., in consideration for payments made by Wynnchurch to the Lender pursuant to the Wynnchurch Guaranty.”

(v)                                 The following definition of “Wynnchurch Guaranty” is hereby inserted as a new Section 1.16 of the Subordination Agreement:

“‘Wynnchurch Guaranty’ means that certain Guaranty Agreement dated as of April 14, 2003 made by Wynnchurch for the benefit of FCC, as the same may be amended, supplemented or otherwise modified from time to time.”

(b)                                 Amendments to Section 2.6 of the Subordination Agreement.

(i)                                     Section 2.6(a) of the Subordination Agreement is hereby amended and restated in its entirety as follows

(a)                                  Notwithstanding anything to the contrary set forth herein, so long as (i) no Payment Default exists, (ii) no Blockage Period shall be continuing, and (iii) no Event of Default shall result from the making of such payment, ARC may pay or cause to be paid to Wynnchurch and any other Subordinated Creditor, and Wynnchurch and any other Subordinated Creditor may accept and retain regularly scheduled quarterly payments of interest but no principal in respect of the Subordinated Notes or the New Subordinated Notes on the dates and in the amounts provided for in the Subordinated Notes (as in effect on January 31, 2002) and the New Subordinated Notes (as in effect on the date of issuance thereof); provided that so long as the FCC Senior Credit Agreement shall remain in effect in no event shall the aggregate amount of interest payments made in respect of the Subordinated Notes or the New Subordinated Notes during any calendar quarter beginning with the calendar quarter beginning January 1, 2002 and ending with the calendar quarter ending December 31, 2005 exceed 1.875% of the outstanding principal balance of the Subordinated Notes and the New Subordinated Notes without the prior written consent of the Senior Creditor, except that (1) if (v) the Senior Creditor has received a Compliance Certificate indicating that the Borrowers are in compliance with Section 8.10(b) of the FCC Senior Credit Agreement for the period from January 1, 2002 through June 30, 2002 or any other two consecutive fiscal quarters following the Effective Time, (w) no Payment Default exists, (x) no Blockage Period shall have commenced and be continuing, (y) no Event of Default shall result from the making of such payment, and (z) prior to such payment, the Borrowers shall have delivered evidence to the Senior Creditor that after giving effect to such payment, Excess Availability (as defined in the Senior Credit Agreement) shall equal or exceed $5,000,000, the aggregate amount of interest payments made in respect of the Subordinated Notes during any calendar quarter may total up to (xx) 4.50% of the outstanding principal balance of the Subordinated Notes plus (yy) the amount of prior interest payments that were not paid as a result of the prior existence of a Payment Default or prior commencement of a Blockage Period, and (2) if (w) no Payment Default exists, (x) no Blockage Period shall have commenced and be continuing, (y) no Event of Default shall result from the making of such payment, and (z) prior to such payment, the Borrowers shall have delivered evidence to the Senior Creditor that (xx) for the period of thirty days immediately prior to giving effect to such payment, Excess Availability on each day shall have equaled or exceeded, on average, $1,000,000, (yy) during such thirty day period, there shall not have been more than four days on which daily Excess Availability shall not have equaled or exceeded $500,000, and (zz) after giving effect to such payment, Excess Availability shall equal or exceed $1,000,000, ARC may pay or cause to be paid to Wynnchurch and any other Subordinated Creditor, and Wynnchurch and any other Subordinated Creditor may accept and retain payments of principal and interest in respect of the New Subordinated Notes (including without limitation the amount of prior interest payments that were not paid in respect of the New Subordinated Notes as a result of the prior existence of a Payment Default or prior commencement of a Blockage Period).  Notwithstanding anything to the contrary set forth herein, beginning with the calendar quarter beginning January 1, 2006, so long as no Payment Default exists, no Blockage Period shall have commenced and be continuing, and no Event of Default shall result from the making of such payment, ARC may pay or cause to be paid to Wynnchurch and any other Subordinated Creditor, and Wynnchurch and any other Subordinated Creditors may accept and retain, scheduled quarterly payments of interest but no principal (unless the payment of principal is otherwise permitted pursuant to exception (2) to Section 2.6(a)(ii) above) in respect of the Subordinated Notes and the New Subordinated Notes on the dates and in the amounts provided for in the Subordinated Notes and the New Subordinated Notes (in each case, as in effect on the date of issuance thereof).  If Wynnchurch or any other holder of the Subordinated Indebtedness receives payment from the Borrowers pursuant to the first sentence of this Section 2.6(a), such payment shall be deemed to constitute a representation of the Borrowers to the Senior Creditor and to the Subordinated Creditors that no Event of Default exists, and that such payment is permitted to be paid by the Borrowers under this Agreement; and the Subordinated Creditors shall be entitled to keep and retain such payment unless prior to the Subordinated Creditors’ receipt of such payment there shall occur a Payment Default or the Senior Creditor shall have sent a Blockage Notice to the Subordinated Creditors, in which case the Subordinated Creditors shall forthwith deliver such payment or an amount of cash equal thereto to the Senior Creditor for application in payment of the Senior Obligations.  Notwithstanding anything to the contrary set forth herein, the Senior Creditor shall not be entitled to block payments pursuant to the delivery of Blockage Notices hereunder for more than 180 days during any 360 day period or commence more than three Blockage Periods during the term of this Agreement.

(ii)                                  Section 2.6(c) of the Subordination Agreement is hereby amended and restated in its entirety as follows:

(b)                                 In addition to the foregoing limitations, the Borrowers and the Subordinated Creditors agree that so long as any of the Senior Obligations shall remain outstanding, the Borrowers shall not pay and no Subordinated Creditor shall accept or receive, any management, consulting, advisory or other fees, except that (i) so long as no Payment Default exists and no Blockage Period is continuing:  (A) the Borrowers may pay reasonable directors’ fees and reimburse the Subordinated Creditors for reasonable costs and expenses incurred by the Subordinated Creditors in connection with the Subordinated Obligations, and (B) with the written consent of the Senior Creditor, which consent shall not be unreasonably withheld or delayed, the Borrowers may retain Wynnchurch or any other Subordinated Creditor to perform, and pay to Wynnchurch or such other Subordinated Creditor fees for, advisory services at market rates, and (ii) so long as (A) no Payment Default exists, (B) no Blockage Period shall have commenced and be continuing, (C) no Event of Default shall result from the making of such payment, and (D) prior to such payment, the Borrowers shall have delivered evidence to the Senior Creditor that (x) for the period of thirty days immediately prior to giving effect to such payment, Excess Availability on each day shall have equaled or exceeded, on average, $1,000,000, (y) during such thirty day period, there shall not have been more than four days on which daily Excess Availability shall not have equaled or exceeded $500,000, and (z) after giving effect to such payment, Excess Availability shall equal or exceed $1,000,000, ARC may pay or cause to be paid to Wynnchurch and any other Subordinated Creditor, and

Wynnchurch and any other Subordinated Creditor may accept and retain fees in an aggregate amount of up to $250,000 in connection with the payment of any obligations under the Wynnchurch Guaranty by Wynnchurch.

3.                                       Ratification.

The Subordination Agreement, as modified and amended by this Amendment remains in full force and effect.  The Borrowers and the Subordinated Creditors hereby confirm for the benefit of FCC the continued subordination of the Subordinated Obligation (including without limitation, any and all indebtedness, liabilities and obligations in respect of the New Wynnchurch Subordinated Notes) to the Senior Obgligations.

4.                                       Successors and Assigns.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns

5.                                       Counterparts; Governing Law.

This Amendment may be executed in any number of counterparts which together shall constitute one agreement and delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart.  This Amendment shall be governed and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

WYNNCHURCH CAPITAL PARTNERS, L.P.

By:Wynnchurch Partners, L.P., its General Partner

By: Wynnchurch Management Inc., its General Partner

By:
Name:
Title:

WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.

By: Wynnchurch Partners Canada, L.P., its General Partner

By: Wynnchurch GP Canada, Inc., its General Partner

By:
Name:
Title:

WYNNCHURCH CAPITAL, LTD.

By:
Name:
Title:

ALTERNATIVE RESOURCES CORPORATION

By:
Name:
Title:

ARC SERVICE, INC.

By
Name:
Title:

ARC SOLUTIONS, INC.

By
Name:
Title:

ARC MIDHOLDING, INC.

By
Name:
Title:

WRITERS INC.

By
Name:
Title:

ARC TECHNOLOGY MANAGEMENT LLC

By: ARC SERVICE, INC., its Manager and sole member

By:
Name:
Title:

ARC STAFFING MANAGEMENT LLC

By: ARC SERVICE, INC., its Manager and sole member

By:
Name:
Title:

ARC SHARED SERVICES LLC

By: ARC SERVICE, INC., its Manager and sole member

By:
Name:
Title:

FLEET CAPITAL CORPORATION, as Lender

By
Name:
Title: